Exhibit 10.35

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * NOTICE OF GRANT AWARD * * * * * * * * * * * * * * * * * * * * * * * * *

RESEARCH PROJECT COOPERATIVE AGREEMENT Department of Health and Human Services National Institutes of Health NATIONAL INSTITUTE OF ALLERGY AND INFECTIOUS DISEASES	Issue Date: 06/21/2004

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Grant Number: 1 U01 AI057264-01 (Revised)

Principal Investigator: Krieg, Arthur M. MD

Project Title: Pulmonary innate immune activation for bioterror defense

VP & CONTROLLER

COLEY PHARMACEUTICAL GROUP, INC

93 WORCESTER STREET, STE 101

WELLESLEY, MA 02481

UNITED STATES

Budget Period: 09/15/2003 - 02/29/2004

Project Period: 09/15/2003 - 02/28/2006

Dear Business Official:

The National Institutes of Health hereby revises this award to reflect an increase in the amount of $46,248 (see “Award Calculation” in Section I and “Terms and Conditions” in Section III) to COLEY PHARMACEUTICAL GROUP, INC. in support of the above referenced project. This award is pursuant to the authority of 42 USC 241 31 USC 6305 & 6306 and is subject to terms and conditions referenced below.

Acceptance of this award including the Terms and Conditions is acknowledged by the grantee when funds are drawn down or otherwise obtained from the grant payment system.

Award recipients are responsible for reporting inventions derived or reduced to practice in the performance of work under this grant. Rights to inventions vest with the grantee organization provided certain requirements are met and there is acknowledgement of NIH support. In addition, recipients must ensure that patent and license activities are consistent with their responsibility to make unique research resources developed under this award available to the scientific community, in accordance with NIH policy. For additional information, please visit http://www.iedison.gov.

If you have any questions about this award, please contact the individual(s) referenced in the information below.

Sincerely yours,

/s/ JEANNETTE GORDON
Jeannette Gordon Grants Management Officer

NATIONAL INSTITUTE OF ALLERGY AND INFECTIOUS DISEASES

See additional information below

SECTION I - AWARD DATA - 1 U01 AI057264-01 (Revised)

AWARD CALCULATION (U.S. Dollars):

Salaries and Wages		$143,767
Fringe Benefits		$33,066
Personnel Costs		$176,833
Consultant Services		$7,500
Supplies		$171,675
Travel Costs		$7,500
Other Costs		$750
Consortium/Contractual Cost		$678,022
Federal Direct Costs		$1,042,280
Federal F&A Costs		$168,563
APPROVED BUDGET		$1,210,843
TOTAL FEDERAL AWARD AMOUNT		$1,210,843

AMOUNT OF THIS ACTION (FEDERAL SHARE)	+$	46,248

Recommended future year total cost support, subject to the availability of funds and satisfactory progress of the project, is as follows.

02	$2,324,383
03	$2,394,113

FISCAL INFORMATION:

CFDA Number: 93.855

EIN: 1061506689A1

Document Number: UAI057264A

IC / CAN / FY2003 / FY2004 / FY2005
AI / 8460926 / 1,210,843 / 2,324,383 / 2,394,113

NIH ADMINISTRATIVE DATA:

PCC: I2B / OC: 41.4L /Processed: GORDONJ 040616 0102

SECTION II - PAYMENT/HOTLINE INFORMATION - 1 U01 AI057264-01 (Revised)

For Payment and HHS Office of Inspector General Hotline Information, see the NIH Home

Page at http://grants.nih.gov/grants/policy/awardconditions.htm

SECTION III - TERMS AND CONDITIONS - 1 U01 AI057264-01 (Revised)

This award is based on the application submitted to, and as approved by, the NIH on the above-titled project and is subject to the terms and conditions incorporated either directly or by reference in the following:

a. The grant program legislation and program regulation cited in this Notice of Grant Award.

b. The restrictions on the expenditure of federal funds in appropriations acts, to the extent those restrictions are pertinent to the award.

c. 45 CFR Part 74 or 45 CFR Part 92 as applicable.

d. The NIH Grants Policy Statement, including addenda in effect as of the beginning date of the budget period.

e. This award notice, INCLUDING THE TERMS AND CONDITIONS CITED BELOW.

(see NIH Home Page at http://grants.nih.gov/grants/policy/awardconditions.htm for certain references cited above.)

Carry over of an unobligated balance into the next budget period requires Grants Management Officer prior approval.

Treatment of Program Income:

Additional Costs

SECTION IV - NIAID SPECIFIC TERMS OF AWARD -

REVISED AWARD: This revised Notice of Grant Award (NGA) is issued to adjust facilities and administrative (F&A) costs to reflect the negotiated F&A rate dated 04/27/2004. Future year has been adjusted.

Supersedes NGA issued 03/03/2004.

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Direct costs awarded are based at the committed level.

This award is subject to the Terms and Conditions of Award as set forth in the SPECIAL REQUIREMENTS section of RFA/PA AI-03-025, NIH Guide to Grants and Contracts, 11/14/2002. These special terms and conditions are incorporated in this award by reference.

Copies of the RFA may be accessed at the following Internet address: http://www.nih.gov/grants/guide/index.html

None of the funds in this award shall be used to pay the salary of an individual at a rate in excess of Executive Level I of the Federal Executive Payscale. The application for this project proposed a salary at a rate greater than Executive Level I per year for Dr. KRIEG and DR. TITBALL. This award and future year commitments have been adjusted accordingly.

David B. Winter, Program Official

Phone: 301-496-7551 Email: dwinter@niaid.nih.gov Fax: 301-480-2381

Jeannette Gordon, Grants Specialist

Phone: 301-402-5065 Email: jg82s@nih.gov Fax: 301-480-3780

SPREADSHEET

GRANT NUMBER: 5 U01 AI057264-02 (Revised)

P.I.: Krieg, Arthur M.

INSTITUTION: COLEY PHARMACEUTICAL GROUP, INC.

	YEAR 02	YEAR 03
Salaries and Wages	296,159	305,044
Fringe Benefits	68,116	70,159
Personnel Costs	364,275	375,203
Consultant Services	15,450	15,914
Supplies	353,651	364,261
Travel Costs	15,450	15,914
Other Costs	1,545	1,591
Consortium/Contractual Cost	1,386,419	1,428,009

TOTAL FEDERAL DC	2,136,790	2,200,892
TOTAL FEDERAL F&A	345,899	356,276
TOTAL COST	2,482,689	2,557,168

	YEAR 02	YEAR 03
F&A Cost Rate 1	36.00%	36.00%
F&A Cost Base 1	296,159	305,044
F&A Costs 1	106,617	109,816

F&A Cost Rate 2	13.00%	13.00%
F&A Cost Base 2	1,840,631	1,895,848
F&A Costs 2	239,282	246,460